UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2010

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34196	56-2408571
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Clearwire Corporation today announced that its operating subsidiary, Clearwire Communications LLC (“Clearwire Communications”), has completed an offering of $650,000,000 aggregate principal amount of 8.25% exchangeable notes due 2040 at an issue price of 100.0% plus accrued interest from December 8, 2010 (the “Exchangeable Notes”). Clearwire Communications is also in the process of an offering of (i) $175,000,000 aggregate principal amount of 12% first-priority senior secured notes due 2015 and (ii) $500,000,000 aggregate principal amount of 12% second-priority secured notes due 2017 that is scheduled to close on December 9, 2010, subject to the satisfaction or waiver of customary closing conditions.
     Clearwire Communications has granted the initial purchasers of the Exchangeable Notes an option for 30 days to purchase up to an additional $100,000,000 of Exchangeable Notes. In addition, certain stockholders of Clearwire Corporation that hold equity securities representing approximately 85% of Clearwire Corporation’s voting power have pre-emptive rights for 30 days from the date of the offering memorandum for the Exchangeable Notes that entitle such stockholders to purchase their pro rata share (based upon voting power) of all Exchangeable Notes issued. Clearwire Corporation has received waivers from stockholders holding approximately 31% of the voting power. The remaining pre-emptive rights, if exercised, could result in Clearwire Communications issuing up to an additional approximately $760,000,000 in Exchangeable Notes (assuming no exercise of the initial purchasers’ over-allotment option).
     The Exchangeable Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside the U.S. pursuant to Regulation S under the Securities Act. The Exchangeable Notes have not been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     Clearwire Corporation intends to use the net proceeds from the offerings for working capital and for general corporate purposes, including capital expenditures.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 8, 2010, regarding the closing of the Exchangeable Notes offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 8, 2010	CLEARWIRE CORPORATION
	By:	/s/ Erik E. Prusch
Erik E. Prusch
Chief Financial Officer